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                                                                    Exhibit 23.1


                         Consent of Independent Auditors


         We consent to the reference to our firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Rogers Corporation Global Stock Ownership Plan For Employees and to the incorporation by reference therein, of our reports dated:
(1) February 1, 2001, except as to Note L, as to which the date is February 7, 2001, with respect to the consolidated financial statements of Rogers Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2000, and (2) March 23, 2001, with respect to the schedule of Rogers Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.




                                                     /s/ Ernst & Young LLP

                                                     ERNST & YOUNG LLP


Providence, Rhode Island
April 24, 2001